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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR (G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                             CIT GROUP INC. (DEL)*
             (Exact name of registrant as specified in its charter)

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
                DELAWARE                                  65-1095289
(State of incorporation or organization)     (I.R.S. Employer Identification No.)
       1211 AVENUE OF THE AMERICAS
           NEW YORK, NEW YORK
             (212) 536-1390                                  10036
(Address of principal executive offices)                  (Zip code)
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    If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

    Securities Act registration statement file number to which this form relates: 333-86910.

    Securities to be registered pursuant to section 12(b) of the Act:

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
                                              NAME OF EACH EXCHANGE ON WHICH EACH
 TITLE OF EACH CLASS TO BE SO REGISTERED           CLASS IS TO BE REGISTERED
 ---------------------------------------      -----------------------------------
 Common Stock, $0.01 par value per share        New York Stock Exchange, Inc.
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    Securities to be registered pursuant to Section 12(g) of the Act: None.

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*   Prior to the closing of the offering described in the registrant's registration statement on Form S-1 (registration no. 333-86910) and in connection with the reorganization described therein, CIT Group Inc. (Del) will be renamed CIT Group Inc.

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    For a description of the common stock, $0.01 par value per share, of the Registrant (the "Common Stock") being registered hereunder reference is hereby made to the information under the heading "Description of Capital Stock--Common Stock" of the Registrant's Prospectus forming a part of the Registrant's Registration Statement on Form S-1 (No. 333-86910) filed with the Securities and Exchange Commission on April 25, 2002, including any amendments thereto (the "Registration Statement"). The aforementioned description in the Prospectus is hereby incorporated by reference herein and made a part of this registration statement.

ITEM 2. EXHIBITS

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
NO.    EXHIBIT
---    -------
 1. Restated Certificate of Incorporation of the Registrant, incorporated herein by reference from Exhibit 3.1 to the Registration Statement.

 2.    Certificate of Amendment of Restated Certificate of
       Incorporation of the Registrant, incorporated herein by reference from Exhibit 3.2 to the Registration Statement.

 3. By-Laws of the Registrant, incorporated herein by reference from Exhibit 3.3 to the Registration Statement.

 4.    Form of Common Stock Certificate, incorporated herein by
       reference from Exhibit 4.1 to the Registration Statement.
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                                       2
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

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
                                                       CIT GROUP INC. (DEL)

Date: June 26, 2002                                    By:             /s/ JOSEPH M. LEONE
                                                            -----------------------------------------
                                                                         Joseph M. Leone
                                                                   EXECUTIVE VICE PRESIDENT AND
                                                                     CHIEF FINANCIAL OFFICER
                                                                       (PRINCIPAL FINANCIAL
                                                                     AND ACCOUNTING OFFICER)
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